EXHIBIT 99.2

Pro Forma Financial Information

The following pro forma condensed consolidated balance sheets and statements of operations are presented to give effect to the acquisition by Visual Management Systems, Inc. of substantially all of the assets of Intelligent Digital Systems, LLC (“IDS”) on April 3, 2008. The pro forma condensed consolidated balance sheet assumes that the acquisition occurred as of March 31, 2008. The pro forma condensed consolidated statements of operations assume that the acquisition occurred on January 1, 2007. Such information does not purport to be indicative of the results which would have actually been obtained if the acquisitions had been effected on the dates indicated nor is it indicative of actual or future operating results or financial position.

Visual Management Systems, Inc. and Subsidiaries
Pro Forma Combined Balance Sheet
At March 31, 2008	Visual Management Systems, Inc. and Subsidiaries	Intelligent Digital Systems, LLC		Pro Forma Adjustments	Pro Forma Combined

Assets

Current assets
Cash	$111,567	$2,777	a	$(7,777)	$106,567
Accounts receivable	195,912	3,185	b	-	199,097
Inventory	587,606	20,123	c	-	607,729
Prepaid expenses	5,190	-		-	5,190
Total current assets	900,275	26,085		(7,777)	918,583
Property and equipment - net	726,786	225	d	(225)	726,786
Deposits and other assets	90,808				90,808
Investment in joint venture			e	5,000	5,000
Intangible assets - net	1,659,727		f	1,562,692	3,222,419

Total Assets	$3,377,596	$26,310		$1,559,690	$4,963,596

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable	$705,074	$808	i	$(808)	$705,074
Accrued expenses and other current liabilities	973,096				973,096
Customer Deposits	236,041				236,041
Sales tax payable	78,236				78,236
Bank line of credit	49,981				49,981
Short term debt	-	-	g	42,000	42,000
Current maturity of convertible notes payable	833,333				833,333
Current portion of long-term debt	346,278				346,278
Current portion of obligations under capital leases	53,811				53,811
Total current liabilities	3,275,850	808		41,192	3,317,850

Convertible notes payable	2,268,334		h	1,544,000	3,812,334
(net of current maturities and unamortized discount of $648,333)
Long-term debt - net of current portion	306,696	15,000	i	(15,000)	306,696
Obligations under capital leases - net of current portion	100,554				100,554

Stockholders' equity (deficit)
Members Capital		10,502	j	(10,502)	-
Preferred stock	1				1
Common stock, $.001 par value; 50,000,000 shares authorized	8,002				8,002
Additional paid-in-capital	12,744,785				12,744,785
Accumulated deficit	(15,176,626)				(15,176,626)
Treasury stock	(150,000)				(150,000)
Total stockholders' equity (deficit)	(2,573,838)	10,502		(10,502)	(2,573,838)

Total liabilities and stockholder's equity (deficit)	$3,377,596	$26,310		$1,559,690	$4,963,596

a To record the $5,000 invested in the joint venture by VMS and to record the fair value of the cash received.
b Adjustment to record the fair value of assets received
c Adjustment to record the fair value of assets received
d Adjustment to record the fair value of assets received
e Adjustment to record the VMS investment in the joint venture
f Adjustment to record the fair value of the intangible asset
g Adjustment to record the portion of the purchase price to be paid in seven equal monthly installments
h Adjustment to record the convertible note
i Adjustment to record the fair value of the liabilities assumed
j Adjustment to eliminate share capital of IDS

Visual Management Systems, Inc. and Subsidiaries
Pro Forma Combined Statement of Operations

Three months ended March 31, 2008	Visual Management Systems, Inc. and Subsidiaries	Intelligent Digital Systems, LLC		Pro Forma Adjustments	Pro Forma Combined

Revenues - net	$1,577,309	$9,918	aa	$(9,918)	$1,577,309

Cost of revenues	843,113	63,849	aa	(63,849)	843,113

Gross margin	734,196	(53,931)		53,931	734,196

Operating expenses	2,729,362	17,303	bb	60,832	2,807,497

Loss from operations	(1,995,166)	(71,234)		(6,901)	(2,073,301)

Other (income) expenses
Debt conversion expense	-
Interest income	-	-
Interest expense	140,003				140,003
Miscellaneous income	305				305
	140,308	-		-	140,308

Net Income (Loss)	$(2,135,474)	$(71,234)		$(6,901)	$(2,213,609)

Weighted average shares outstanding	7,442,367				7,442,367

Per share data (basic and diluted)	$(0.29)				$(0.30)

aa	To eliminate IDS results
bb	Adjustment to eliminate IDS results and the adjustment for the amortization of the intangible asset over the estimated useful life of 5 years

Visual Management Systems, Inc. and Subsidiaries
Pro Forma Combined Statement of Operations
Year ended December 31, 2007	Visual Management Systems, Inc. and Subsidiaries	Intelligent Digital Systems, LLC		Pro Forma Adjustments	Pro Forma Combined

Revenues - net	$6,315,622	$131,260	aa	$(131,260)	$6,315,622

Cost of revenues	3,392,995	130,716	aa	(130,716)	3,392,995

Gross margin	2,922,627	544		(544)	2,922,627

Operating expenses	8,490,554	337,585	bb	(25,047)	8,803,092

Loss from operations	(5,567,927)	(337,041)		24,503	(5,880,465)

Other (income) expenses
Debt conversion expense	796,084				796,084
Interest income	-	(12)	aa	12	-
Interest expense	3,420,634				3,420,634
Miscellaneous income	-				-
	4,216,718	(12)		12	4,216,718

Net loss	(9,784,645)	(337,029)		24,491	(10,097,183)

Deemed dividend on convertible preferred stock	635,582	-		-	635,582

Net income available to common	$(10,420,227)	$(337,029)		24,491	$(10,732,765)

Weighted average shares outstanding	6,646,751				6,646,751

Per share data (basic and diluted)	$(1.57)				$(1.61)

aa To eliminate IDS results
bb Adjustment to eliminate IDS results and the adjustment for the amortization of the intangible asset over the estimated useful life of 5 years